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                                                               EXHIBIT 4.7

                        HOUSTON INDUSTRIES INCORPORATED
                                  SAVINGS PLAN

              (As Amended and Restated Effective January 1, 1994)


                                Second Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having established the Houston Industries Incorporated Savings Plan, as amended and restated effective January 1, 1994 and amended on April 7, 1994 (the "Plan"), and having reserved the right to amend the Plan under
Section 10.3 thereof, does hereby amend the Plan, effective January 1, 1994, except as otherwise specified herein, as follows:

                  1. Section 1.8 of the Plan is amended, effective June 1, 1994, to read as follows:

                 "1.8     Committee:  The Benefits Committee as described in
Article II."

                  2. The first sentence of Section 1.11 of the Plan is hereby amended to read as follows:

                 "The total cash compensation actually paid for personal services to the respective Participant by the Employer during the applicable payroll period plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which is not includable in gross income of the Participant under Code Section 125."

                  3. The third sentence of Section 1.11 of the Plan is hereby amended to read as follows:

                 "Compensation specifically excludes expense allowances, benefits received under the Long Term Disability Plan of an Employer and contributions of the Employer to or benefits under this Plan or any other welfare or deferred compensation plan not expressly included above."





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                  4.      Section 1.15 of the Plan is hereby amended to read as
follows:

                 "1.15    Employee:  Any person regularly and principally
         employed by an Employer, and including (i) any disabled individual on 'Initial LTD Status' or inactive status under the Long Term Disability Plan of an Employer and (ii) any 'leased employee' (as defined in Section 414 of the Code, subject to Section 414(n)(5)) performing services for an Employer. In addition to the above, the term Employee shall include any person receiving remuneration for personal services (or would be receiving such remuneration except for an authorized leave of absence) rendered as an employee of a foreign affiliate (as defined in Code Section 3121(l)(6)) of an Employer to which an agreement extending coverage under the Federal Social Security Act entered into by an Employer under Section 3121(l) of said Code applies, provided that such person is a citizen or resident of the United States."

                  5. Section 1.20 of the Plan is hereby amended, effective October 1, 1994, to read as follows:

                  "1.20    Entry Date:  January 1, April 1, July 1 and October
         1 of each Plan Year."

                  6. Section 1.33 of the Plan is hereby amended to read as follows:

                 "1.33    Participant:  A current or former eligible Employee
         who, pursuant to provisions of Article III hereof, has elected to participate in the Plan, and who at any relevant time is either making, or has made, Pre-Tax Basic Contributions and/or After-Tax Basic Contributions to the Plan, and for whom contribution accounts continue to be held under the Plan. A former Employee shall be deemed a Participant under the Plan as long as he has an Account in the Trust Fund which has not been forfeited under Section 6.1 hereof and thus will be entitled to exercise all the rights and privileges granted active Employees who are Participants except as otherwise specifically provided in the case of Participant loans under Section 8.1 hereof."

                  7.      The first sentence of the second paragraph of Section
2.15 of the Plan is hereby amended to read as follows:

                 "The Committee shall notify the applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application."





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                  8.      Section 2.15 is hereby amended to add the following
sentence to the end thereof:

         "Participants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal."

                  9. The third sentence of Section 2.16 is hereby amended to read as follows:

         "The Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented and, if the applicant shall have so requested, may grant the applicant a formal hearing before the Committee in its discretion."

                  10. The fifth sentence of Section 2.16 is hereby amended to read as follows:

         "The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review."

                 11. Section 3.1 of the Plan is hereby amended, effective October 1, 1994, by deleting the last sentence and inserting the following in lieu thereof:

         "Each Employee who is eligible, who is not a Participant and who began Service with an Employer after October 1, 1993 but prior to October 1, 1994 shall be initially eligible to participate in the Plan as of October 1, 1994. Each Employee who is eligible and who began Service with an Employer on or after October 1, 1994 shall be initially eligible to participate in the Plan as of the first Entry Date next following the date he first begins Service."

                 12. The fourth sentence of Section 4.2 of the Plan is hereby amended to read as follows:

         "A Participant's Pre-Tax Contributions under this Plan and all other plans, contracts or arrangements of the Employer shall not exceed a maximum contribution of $9,240 (as adjusted by the Secretary of the Treasury) for each calendar year."





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                 13.      The last paragraph of Section 4.2 of the Plan is
hereby amended, effective October 1, 1994, to read as follows:

                 "Subject to the last sentence of this Paragraph, in addition to the election made during annual enrollment, a Participant may change the rate of his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution as of any Entry Date during the Plan Year by prior written notice to the Committee given in such manner and at such time as may be prescribed from time to time by the Committee. A Participant may discontinue his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution as of any Entry Date during the Plan Year by prior written notice to the Committee given in such manner and at such time as may be prescribed from time to time by the Committee.
         Any Participant who discontinues his Pre-Tax Basic Contribution or Pre-Tax Excess Contribution at any time during the Plan Year except January 1 shall be ineligible to recommence such Contribution prior to the next following January 1. A Participant in the Plan can change or discontinue the amount of his Contributions to the Plan as described above; provided that only one such election to change or discontinue shall be permitted during each Plan Year."

                 14. The third paragraph of Section 4.3 of the Plan is hereby amended, effective October 1, 1994, to read as follows:

                 "Subject to the last sentence of this Paragraph, an HII Participant may change the amount of his After-Tax Basic Contribution and/or After-Tax Excess Contribution as of any Entry Date during the Plan Year by prior written notice to the Committee given in such manner and at such time as may be prescribed from time to time by the Committee. A Participant may discontinue his After-Tax Basic Contribution and/or After-Tax Excess Contribution as of any Entry Date during the Plan Year by prior written notice to the Committee given in such manner and at such time as may be prescribed from time to time by the Committee. Any HII Participant who discontinues his After-Tax Basic Contribution and/or After-Tax Excess Contribution at any time during the Plan Year except January 1 shall be ineligible to recommence such Contribution prior to the next following January 1. Participants in the Plan can change or discontinue the amount of his Contributions to the Plan as described above; provided that only one such election to change or discontinue shall be permitted during each Plan Year."

                 15. Paragraph (f) of Section 4.18 of the Plan is hereby amended to read as follows:

                 "(f)     A rollover account shall be subject to the same rules
         as a Pre-Tax Contribution Account for all purposes of the Plan, including, but not by way of





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         limitation, rules regarding investments, withdrawals, distributions and loans under the Plan."

                 16. The second paragraph of Section 6.6 of the Plan is hereby amended in its entirety to read as follows:

                 "In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire amount in the Participant's Accounts to the party or parties entitled thereto under Section 6.3 within five years after the death of such Participant."

                 17. The first sentence of Section 7.3 of the Plan is hereby amended to read as follows:

                 "Each Participant who elects to withdraw all or a portion of his After-Tax Basic Contributions shall be suspended from participation in the Plan from the Valuation Date preceding the distribution of the withdrawal until the first Entry Date coincident with or next following six full months from the date of such withdrawal provided the Committee has received prior to such Entry Date the Participant's written election (in the form and manner prescribed in Section 3.4 hereof) to commence participation after such suspension; provided further, however, that such suspension shall not apply to any Participant who has at least five years of Service."

                 18. The first two sentences of Section 7.4 of the Plan are hereby amended to read as follows:

                 "Any Participant who is an Employee (including any such Participant on an Authorized Absence) may make application to the Committee to borrow from his Pre-Tax Contribution Account in the Trust Fund, and the Committee in its sole discretion may permit such a loan. In addition to Participants who are Employees (including any such Participant on an Authorized Absence), loans shall be available to any former Participant or any Beneficiary or "alternate payee" with respect to a former Participant, but, if and only if, such person is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for exemptions set forth in 29 C.F.R. Section 2550.408b-1 to apply to the Plan (herein, together with Participants who are Employees and those on Authorized Absence, collectively referred to as "Borrower")."





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                 19.      The third full paragraph of Section 8.1 of the Plan
is hereby amended, effective October 1, 1994, to read as follows:

                 "Each Participant shall elect an investment option at the time he begins participating in the Plan. The Participant, effective on any succeeding monthly Valuation Date, by prior written notice to the Committee given in such manner and at such time as may be prescribed from time to time by the Committee, may (i) change his instructions with respect to the investment of his future Pre-Tax and After-Tax Contributions in the Trust Fund in any combination of 10% increments and/or (ii) change his instructions with respect to the investment of the current values in his Pre-Tax Contribution Account and After-Tax Contribution Account in any whole percentage increments as he may determine between the investment accounts."

                 20. The first two sentences of Section 10.3 of the Plan are hereby amended, effective September 7, 1994, to read as follows:

                 "Except as otherwise expressly provided in this Section, (i) the Company shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable and (ii) the Committee shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) to modify the administrative provisions of the Plan and for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan and related Trust at any time and from time to time to the extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors of the Company or the Committee, as the case may be, and executed by an appropriate officer of the Company or member of the Committee."

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed





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copy hereof, on this 7th day of September, 1994, but
effective as of the dates specified herein.


                                        HOUSTON INDUSTRIES INCORPORATED



                                        By /s/  D. D. SYKORA
                                           _______________________________
                                           D. D. Sykora
                                           President and Chief Operating Officer

ATTEST:

  /s/   RICHARD B. DAUPHIN
_____________________________
Assistant Corporate Secretary





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